Exhibit 99.5

LOCK-UP AGREEMENT

May 20, 2019

J.P. MORGAN SECURITIES LLC

BOFA SECURITIES, INC.

As Representatives of

the several Underwriters listed in

Schedule 1 to the Underwriting Agreement referred to below

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, NY 10179

c/o BofA Securities, Inc.

One Bryant Park

New York, NY 10036

Re: Guardant Health, Inc. — Public Offering

Ladies and Gentlemen:

The undersigned understands that you, as representatives (the “Representatives”) of the several Underwriters, propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Guardant Health, Inc., a Delaware corporation (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters named in Schedule 1 to the Underwriting Agreement (the “Underwriters”), of common stock, par value $0.00001 per share (“Common Stock”), of the Company (the “Securities”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

In consideration of the Underwriters’ agreement to purchase and make the Public Offering of the Securities, and for other good and valuable consideration, receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of J.P. Morgan Securities LLC and BofA Securities, Inc. on behalf of the Underwriters, the undersigned will not, subject to the exceptions set forth in this letter agreement (this “Letter Agreement”), during the period beginning on the date of this Letter Agreement and ending 75 days after the date of the final prospectus relating to the Public Offering (the “Prospectus”) (such period, the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, hedge, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (including, without limitation, Common Stock or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”) and securities which may be issued upon exercise of a stock option or warrant), or publicly disclose the intention to make any offer, sale, pledge or disposition, (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (3) make any demand for or exercise any right with respect to the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock (and, for the avoidance of doubt, the undersigned hereby waives any and all notice requirements and rights with respect to the registration of any securities in the Public Offering pursuant to any agreement, instrument, understanding or otherwise, including any stockholders or registration rights agreement or similar agreement, to which the undersigned is a party or under which the undersigned is entitled to any right or benefit), in each case other than:

(A)	the Securities to be sold by the undersigned pursuant to the Underwriting Agreement;

(B)	as a bona fide gift or gifts;

(C)	to partners, members, beneficiaries (or the estates thereof) or stockholders of the undersigned;

(D)	to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned;

(E)	to any corporation, partnership, limited liability company, trust or other entity that controls, or is controlled by or is under common control with, the undersigned or the immediate family of the undersigned or is otherwise a direct or indirect affiliate (as defined (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended);

(F)	by testate succession or intestate succession to a legal representative, heir, beneficiary or a member of the immediate family of the undersigned, provided that any filing under Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall clearly indicate in the footnotes thereto that the filing relates to the circumstances described in this clause and no other public announcement shall be required or shall be made voluntarily during the Restricted Period in connection with such transfer or disposition;

(G)	by operation of law, including pursuant to an order of a court (including a domestic order or a negotiated divorce settlement) or regulatory agency, provided that any filing under Section 16 of the Exchange Act shall clearly indicate in the footnotes thereto that the filing relates to the circumstances described in this clause and no other public announcement shall be required or shall be made voluntarily during the Restricted Period in connection with such transfer or disposition; or

(H)	pursuant to a merger, consolidation or other similar transaction or bona fide third party tender offer made to all holders of the Company’s capital stock involving a Change of Control of the Company (including voting in favor of any such transaction or taking any other action in connection with such transaction), that, in each case, has been approved by the board of directors of the Company, provided that in the event that such transaction is not completed, the undersigned’s Common Stock and securities convertible into or exercisable or exchangeable for Common Stock shall remain subject to the restrictions contained in this Letter Agreement, and provided further that “Change of Control” shall mean the transfer, in one transaction or in a series of related transactions, to a person or group of affiliated persons (other than an Underwriter pursuant to the Public Offering), of the Company’s voting securities if, after such transfer, such person or group of affiliated persons would hold more than 50% of the outstanding voting securities of the Company (or the surviving entity);

provided that in the case of any transfer or distribution pursuant to clause (B)–(G), each transferee, donee or distributee, as applicable, shall execute and deliver to the Representatives a lock-up letter in the form of this paragraph and such transfer or distribution shall not involve a disposition for value; and provided further that in the case of any transfer or distribution pursuant to clause (B)–(E), no filing by any party (donor, donee, transferor or transferee) under Section 16(a) of the Exchange Act or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a filing on a Form 5 made after the expiration of the Restricted Period referred to above). For purposes of this Letter Agreement, “immediate family” shall mean any relationship by blood, marriage, domestic partnership or adoption, not more remote than first cousin.

The undersigned acknowledges and agrees that the foregoing precludes the undersigned from engaging in any hedging or other transactions designed or intended to lead to or result in, or which could reasonably be expected to lead to or result in, a sale or disposition of any shares of Common Stock, or securities convertible into or exercisable or exchangeable for Common Stock, even if any such sale or disposition transaction or transactions would be made or executed by or on behalf of someone other than the undersigned.

In addition, the foregoing restrictions shall not apply to:

(i)	the exercise (including by net or cashless exercise) of stock options granted pursuant to the Company’s equity incentive plans that are described in the Prospectus (including the documents incorporated by reference therein) or warrants or any other securities existing as of the date of the Underwriting Agreement, which securities are convertible into or exchangeable or exercisable for Common Stock, provided that such restrictions shall apply to any shares of Common Stock issued upon such exercise, exchange or conversion, and provided further if the undersigned is required to file a report under Section 16(a) of the Exchange Act reporting a change in the aggregate beneficial ownership of the shares of Common Stock during the Restricted Period, the undersigned shall clearly indicate in the footnotes thereto that the filing relates to the circumstances described in this paragraph (i) and no other public filing or announcement shall be made voluntarily in connection with such exercise (other than a filing on a Form 5 made after the expiration of the Restricted Period referred to above);

(ii)	the transfer or surrender to the Company of any shares of Common Stock to cover tax withholdings upon a vesting event or settlement, as applicable, of any equity award under any of the Company’s equity incentive plans existing as of the date of the Underwriting Agreement that are described in the Prospectus (including the documents incorporated by reference therein) or in an exhibit filed with the registration statement related to the Public Offering (the “Registration Statement”), provided that the underlying shares of Common Stock shall continue to be subject to the restrictions on transfer set forth in this Letter Agreement and provided further that if the undersigned is required to file a report under Section 16(a) of the Exchange Act reporting a change in the aggregate beneficial ownership of the shares of Common Stock during the Restricted Period, the undersigned shall clearly indicate in the footnotes thereto that the filing relates to the circumstances described in this paragraph (ii) and no other public filing or announcement shall be made voluntarily in connection with such transfer or surrender (other than a filing on a Form 5 made after the expiration of the Restricted Period referred to above);

(iii)	the transfer or disposition of any shares of Common Stock purchased by the undersigned on the open market following the Public Offering, provided that no filing by the undersigned under Section 16(a) of the Exchange Act or other public announcement shall be required or shall be made voluntarily in connection with such transfer or disposition (other than a filing on a Form 5 made after the expiration of the Restricted Period referred to above);

(iv)	the transfer of shares of Common Stock to the Company pursuant to any contractual arrangement that provides the Company with an option to repurchase such shares of Common Stock in connection with the termination of the undersigned’s employment with the Company, provided that, if such transfer is made on or after the date of the Prospectus, such contractual arrangement (or a form thereof) is described in the Prospectus (including the documents incorporated by reference therein) or filed as an exhibit to the Registration Statement, and provided further that if the undersigned is required to file a report under Section 16(a) of the Exchange Act reporting a change in beneficial ownership of shares of Common Stock during the Restricted Period, the undersigned shall clearly indicate in the footnotes thereto that the filing relates to the termination of the undersigned’s employment or other services and no other public filing or announcement shall be made voluntarily in connection with such transfer (other than a filing on a Form 5 made after the expiration of the Restricted Period referred to above);

(v)	the establishment of any contract, instruction or plan (a “Plan”) that satisfies all of the applicable requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act, provided that no sales of the undersigned’s Securities shall be made pursuant to such a Plan prior to the expiration of the Restricted Period, and such a Plan may only be established if the undersigned makes no required or voluntary filing under Section 16(a) of the Exchange Act or other public announcement of the establishment or existence thereof prior to the expiration of the Restricted Period;

(vi)	the entry into a pledge of shares of Common Stock as collateral in connection with a bona fide loan transaction; provided that the shares of Common Stock pledged remain subject to this Letter Agreement; or

(vii)	the transfer of shares of Common Stock from one SoftBank entity to another; provided that (i) no voluntary filing under the Exchange Act and no public announcement shall be made during the Restricted Period in connection with such transfer, (ii) any required filing under the Exchange Act shall indicate in the footnotes that (a) the filing relates to a private transfer or sale transaction and (b) the shares of Common Stock transferred in connection with such transfer or sale will remain subject to this Letter Agreement and (iii) SoftBank provides notice to J.P. Morgan Securities LLC and BofA Securities, Inc. on the planned timing of the transfer at least two business days prior to such transfer.

In the event that, during the Restricted Period, the Representatives release or waive any prohibition on the transfer of Common Stock held by any director, officer or Significant Holder (as defined below), the same percentage of the total number of outstanding shares of Common Stock held by the undersigned on the date of such release or waiver as the percentage of the total number of outstanding shares of Common Stock held by such director, officer or such Significant Holder on the date of such release or waiver that are the subject of such waiver shall be immediately and fully released on the same terms from the applicable prohibition(s) set forth herein. For the purposes of the foregoing, a “Significant Holder” shall mean any person or entity that (together with any investment funds affiliated with such person or entity) beneficially owns 1% or more of the total outstanding shares of Common Stock. Notwithstanding the foregoing, the provisions of this paragraph shall not apply (1) if the release or waiver is effected solely to permit a transfer not involving a disposition for value, (2) if the transferee agrees in writing to be bound by the same terms described in this Letter Agreement to the extent and for the duration that such terms remain in effect at the time of transfer, (3) in the case of any secondary underwritten public offering of shares of Common Stock (including a secondary underwritten public offering with a primary component), (4) if the release or waiver is granted to any individual party by the Representatives in an amount of Common Stock, individually or in the aggregate, less than or equal to $1,000,000, or (5) if the release or waiver is granted due to circumstances of an emergency or hardship as determined by the Representatives in their sole judgment. The Representatives shall use commercially reasonable efforts to promptly notify the Company of each such release (provided that the failure to provide such notice shall not give rise to any claim or liability against the Representatives or the Underwriters). The undersigned further acknowledges that the Representatives are under no obligation to inquire into whether, or to ensure that, the Company notifies the undersigned of the delivery by the Representatives of any such notice, which is a matter between the undersigned and the Company.

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned shall automatically be released from all obligations under this letter agreement if: (i) the Underwriting Agreement does not become effective by June 30, 2019 (provided, however, that the Company may extend such date by up to three months with written notice to the undersigned prior thereto if the Company is still pursuing the Public Offering contemplated by the Underwriting Agreement); (ii) if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock to be sold thereunder; (iii) either the Company, on the one hand, or the Representatives, on the other hand, notifies the other in writing that it does not intend to proceed with the Public Offering; or (iv) the registration statement filed with the SEC in connection with the Public Offering is withdrawn. The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Letter Agreement.

[Signature Page Follows]

This letter agreement and any claim, controversy or dispute arising under or related to this letter agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

Very truly yours,

SoftBank Vision Fund (AIV M1) L.P.
Name of Security Holder (Print exact name)

By:	/s/ Brian Wheeler
Signature

If not signing in an individual capacity:

Brian Wheeler
Name of Authorized Signatory (Print)

General Counsel SB Investment Advisers (UK) Limited, Manager of SoftBank Vision Fund (AIV M1) L.P.
Title of Authorized Signatory (Print)

(indicate capacity of person signing if signing as
custodian, trustee, or on behalf of an entity)

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